EXHIBIT 10.8

Freddie Mac Loan Number: 534403786
Property Name: Forty 57 at Glasford

GUARANTY
(CME AND PORTFOLIO)

MULTISTATE

(Revised 7-20-2012)

THIS GUARANTY (“Guaranty”) is entered into to be effective as of December 20, 2012, by STEADFAST INCOME REIT, INC., a Maryland corporation (“Guarantor”, collectively if more than one), for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

A.
Pursuant to the terms of a Multifamily Loan and Security Agreement dated the same date as this Guaranty (as amended, modified or supplemented from time to time, the "Loan Agreement"), Sir Forty 57, LLC, a Delaware limited liability company (“Borrower”) has requested that Lender make a loan to Borrower in the amount of $38,500,000.00 (“Loan”). The Loan will be evidenced by a Multifamily Note from Borrower to Lender dated effective as of the effective date of this Guaranty (as amended, modified or supplemented from time to time, the “Note”). The Note will be secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated effective as of the effective date of the Note (as amended, modified or supplemented from time to time, the “Security Instrument”), encumbering the Mortgaged Property described in the Loan Agreement.

B.	As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

C.	Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material benefit from the making of the Loan.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.
Defined Terms. The terms “Indebtedness”, “Loan Documents”, and “Property Jurisdiction”, and other capitalized terms used but not defined in this Guaranty, will have the meanings assigned to them in the Loan Agreement.

2.	Scope of Guaranty.

(a)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender each of the following:

Guaranty - Multistate (CME and Portfolio)                        Page 1

(i)	Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	Guarantor guarantees a portion of the Indebtedness equal to 0% of the original principal balance of the Note (“Base Guaranty”).

(B)
In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note (provided, however, that Guarantor will have no liability for failure of Borrower or SPE Equity Owner to comply with (I) Section 6.13(a)(xviii) of the Loan Agreement, and (II) the requirement in Section 6.13(a)(x)(B) of the Loan Agreement as to payment of trade payables within 60 days of the date incurred). (CME loans only)

(C)	Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)
Guarantor guarantees the full and prompt payment and performance of and/or compliance with all of Borrower’s obligations under Sections 6.12, 10.02(b) and 10.02(d) of the Loan Agreement when due and the accuracy of Borrower’s representations and warranties under Section 5.05 of the Loan Agreement.

(b)	If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then the following will be applicable:

(i)
The Base Guaranty will mean and include, and Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender, the full and complete prompt payment of the entire Indebtedness, the performance of and/or compliance with all of Borrower’s obligations under the Loan Documents when due, and the accuracy of Borrower’s representations and warranties contained in the Loan Documents.

(ii)
 For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B) and 2(a)(i)(C) will be part of, and not in addition to or in limitation of, the Base Guaranty.

(c)	If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then Section 2(b) will be completely inapplicable.

(d)
If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

Guaranty - Multistate (CME and Portfolio)    Page 2

3.
Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement, and Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreement will survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor will have no obligation under this Guaranty relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement or Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the Loan Agreement after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

4.	Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

5.
No Demand by Lender Necessary; Waivers by Guarantor – All States Except California. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following:

(a)
The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)
The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

(c)
Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(d)	All rights to cause a marshalling of the Borrower’s assets or to require Lender to do any of the following:

(i)	Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an “Other Guarantor”).

(ii)	Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

Guaranty - Multistate (CME and Portfolio)    Page 3

(iii)	Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)	Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)	Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

(f)	Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreement to protect Lender’s interest in the Mortgaged Property.

6.	Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, all of the following will apply:

(a)	Lender may extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)
Lender may extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement or any other Loan Document, whether presently existing or entered into after the date of this Guaranty, or waive such performance or compliance.

(c)	Lender may accelerate the Maturity Date of the Indebtedness as provided in the Note, the Loan Agreement, or any other Loan Document.

(d)	Lender and Borrower may modify or amend the Note, the Loan Agreement, or any other Loan Document in any respect, including an increase in the principal amount.

(e)	Lender may modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

7.
Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)	Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

Guaranty - Multistate (CME and Portfolio)    Page 4

No action of Lender described in this Section 7 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

8.
Limited Release of Guarantor Upon Transfer of Mortgaged Property.    If Guarantor requests a release of its liability under this Guaranty in connection with a Transfer which Lender has approved pursuant to Section 7.05(a) of the Loan Agreement, and Borrower has provided a replacement Guarantor acceptable to Lender, then one of the following will apply:

(a)    If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement with respect to any indemnified matters created or arising solely from any Prohibited Activities or Conditions first existing after the date of the Transfer, provided such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(b)    If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i), then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement.

9.
Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10.
Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

11.
Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

12.
Financial Information. Guarantor, from time to time upon written request by Lender, will deliver to Lender such financial statements as Lender may reasonably require. If an Event of Default has occurred and is continuing, Guarantor will deliver to Lender upon written request copies of its state and federal tax returns.

Guaranty - Multistate (CME and Portfolio)    Page 5

13.
Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

14.
Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

15.
Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

16.
Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which will arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

17.
Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

18.	State-Specific Provisions.

For purposes of KRS 371.065, (a) the maximum aggregate liability of Guarantor hereunder is the product of the Indebtedness multiplied by 10, plus all interest accruing on the obligations guaranteed under Section 2 above (the “Guaranteed Obligations”) and fees, charges and costs of collecting the Guaranteed Obligations, including reasonable attorneys’ fees, and (b) this Guaranty will terminate on the date which is 6 years after the Maturity Date, provided that such termination will not affect the liability of Guarantor with respect to Guaranteed Obligations created or incurred prior to such date or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to the Guaranteed Obligations on or after such date.

19.    Community Property Provision. Not applicable.

Guaranty - Multistate (CME and Portfolio)    Page 6

20.	WAIVER OF TRIAL BY JURY.

(a)
GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)
GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

21.	Attached Riders. The following Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

X	None

Material Adverse Change Rider

Minimum Net Worth/Liquidity Requirements Rider

Other: ________________________

22.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

X	Exhibit A	Modifications to Guaranty

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative.

[END OF PAGE – SIGNATURE TO FOLLOW]

Guaranty - Multistate (CME and Portfolio)    Page 7

GUARANTOR:

STEADFAST INCOME REIT, INC., a Maryland corporation

By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

ACKNOWLEDGMENT

State of California

County of Orange

On December 14, 2012 before me, Mona Salama, personally appeared Kevin J. Keating, Treasurer, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature

/s/ Mona Salama
(Seal)

Guaranty - Multistate (CME and Portfolio)    Page 8

(a)	Name and Address of Guarantor:

Name:    Steadfast Income REIT, Inc., a Maryland corporation

Address:	c/o Steadfast Companies
18100 Von Karman Avenue, Suite 500
Irvine, California 92612

(b)	Guarantor represents and warrants that Guarantor is:

[____] single
[____] married
[ X ] an entity

(c)    Guarantor represents and warrants that Guarantor’s state of residence is N/A.

Guaranty - Multistate (CME and Portfolio)    Page 9

EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

I.    TRANSACTION-SPECIFIC MODIFICATIONS.

1.	Section 18 is deleted and replaced with the following:

18.	State-Specific Provisions.

For purposes of KRS 371.065, (a) the maximum aggregate liability of Guarantor hereunder is the product of the original principal amount of the Note multiplied by 10, plus all interest accruing on the obligations guaranteed under Section 2 above (the “Guaranteed Obligations”) and fees, charges and costs of collecting the Guaranteed Obligations, including reasonable attorneys’ fees, and (b) this Guaranty will terminate on the date which is 6 years after the Maturity Date, provided that such termination will not affect the liability of Guarantor with respect to Guaranteed Obligations created or incurred prior to such date or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to the Guaranteed Obligations on or after such date.
2.    The following is added as a new Section 23:

23.	Term of Existence.

(a)
At least 6 months prior to the expiration of its term of existence (“Term”) Guarantor must extend its Term to a date not earlier than the Maturity Date (“Extension”) and provide Lender with Notice of the Extension. If Guarantor has not provided Lender with Notice of the Extension at least 6 months prior to the expiration of its Term (“Term Extension Event of Default”), then Guarantor must do one of the following within 10 days after the Term Extension Event of Default:

(i)
Guarantor must provide Lender with a replacement Guarantor, which replacement Guarantor must be acceptable to Lender in Lender’s sole discretion. If the replacement Guarantor is an entity other than a publicly-traded REIT, the replacement Guaranty must be modified to include Freddie Mac’s standard form Minimum Net Worth/Liquidity Rider to Guaranty (CME and Portfolio) reflecting a minimum net worth requirement of $15,000,000.00 and a minimum required liquidity of $3,850,000.00.

(ii)
Guarantor must deliver to Lender a letter of credit (“Term Extension Letter of Credit”) or other collateral acceptable to Lender, in its discretion, as collateral security for the Loan. If Guarantor delivers a letter of credit, the letter of credit must meet the following conditions:

Guaranty - Multistate (CME and Portfolio)    Page A-1

(A)	The Term Extension Letter of Credit must be in the form found on Freddie Mac’s website.

(B)	The Term Extension Letter of Credit must name Lender as the sole beneficiary, have an initial term of not less than 6 months and be issued by a bank acceptable to Lender in its sole discretion.

(C)	The Term Extension Letter of Credit must be in the amount of $3,850,000.00.

(b)
If Guarantor provides the Term Extension Letter of Credit, Guarantor must ensure that the Term Extension Letter of Credit remains in force and effect until the Maturity Date. Guarantor must continuously renew the Term Extension Letter of Credit not later than 30-days’ prior to the then expiration of the Term Extension Letter of Credit, or Lender may draw upon the Term Extension Letter of Credit as if an Event of Default had occurred.

(c)	[intentionally omitted]

(d)
The Term of Extension Letter of Credit or other collateral delivered by Guarantor to Lender shall be drawn upon and the proceeds thereof applied only to satisfy Guarantor’s obligations under this Guaranty.

Guaranty - Multistate (CME and Portfolio)    Page A-2